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                                                                    EXHIBIT 21.1

SIGNIFICANT SUBSIDIARIES OF HOLLINGER INTERNATIONAL INC. AS OF DECEMBER 31, 2005

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                                                        JURISDICTION OF
NAME OF SUBSIDIARY                                      INCORPORATION
------------------                                      ---------------
3016296 Nova Scotia Company                             Nova Scotia
CST Member LLC                                          Delaware
CST/Wabash LLC                                          Delaware
401 LLC                                                 Delaware
Alliance News Inc.                                      Delaware
American Publishing Company                             Delaware
Chicago Group Acquisition Inc.                          Delaware
Chicago Sun-Times, Inc.                                 Delaware
Creditscheme Limited                                    England
Deedtask Limited                                        England
Digital Chicago Inc.                                    Illinois
DT Holdings                                             England
Ecolog Environmental Risk Information Services Ltd.     Canada
First DT Holdings                                       England
Fox Valley Publications, Inc.                           Delaware
HC Holdings Company                                     Nova Scotia
HCN Publications Company                                Nova Scotia
HGP, Partnership                                        New York
HIF Corp.                                               Nova Scotia
HIPI (2002) Inc.                                        Delaware
Hollinger Australian Holdings Limited (formerly         Delaware/England
Telegraph Australian Holdings Limited)
Hollinger Canadian Newspapers (2003) Co.                Nova Scotia
Hollinger Canadian Newspapers G.P. Inc.                 Ontario
Hollinger Canadian Newspapers, Limited Partnership      Ontario
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
                                                        JURISDICTION OF
NAME OF SUBSIDIARY                                      INCORPORATION
------------------                                      ---------------
Hollinger Canadian Publishing Holdings (2004),          Ontario
Limited Partnership
Hollinger Canadian Publishing Holdings Co.              Nova Scotia
Hollinger (Challenger) Holdings Co.                     Nova Scotia
Hollinger Digital LLC (formerly Hollinger Digital       Delaware
Inc.)
Hollinger International Publishing Inc.                 Delaware
Hollinger UK Holdings                                   England
HTH BenHoldco LLC (formerly HTH BenHoldco Inc.)         Delaware
HTH Holdings Inc.                                       Delaware
HTNM LLC                                                Delaware
KCN Capital News Company                                Nova Scotia
LHAT Corporation                                        Delaware
Midwest Suburban Publishing, Inc.                       Delaware
Oklahoma Airplane LLC                                   Delaware
Pioneer Newspapers Inc.                                 Delaware
Reach Chicago Inc.                                      Delaware
Second DT Holdings                                      England
TAHL (2002) Inc.                                        Delaware
The Post-Tribune Company                                Delaware
The Red Streak Holdings Company                         Illinois
Sun Telemarketing Inc.                                  Delaware
The Sun-Times Company                                   Delaware
XSTMBusCommUSA Inc.                                     Indiana
XSTMHoldings LLC                                        Delaware
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